DATED 28th JANUARY 2000

                      SHARE SALE AGREEMENT
                      re Toucan Mining Plc

                      (1) AUTHORISZOR INC
                 (2) GOLDEN RIDGE GROUP LIMITED






                        Kingsley Napley
                        Knights Quarter

                        14 St John's Lane
                        London EC1M 4AJ
                        Tel: 0171 814 1200
                        Ref: 0151SJS.DPM

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THIS AGREEMENT is made the 28th day of January 2000 BETWEEN:

(1) AUTHORISZOR INC of Windsor House Cornwall Road Harrogate North Yorkshire HG1 2PN ("the Vendor"); and

(2) GOLDEN RIDGE GROUP LIMITED (a company registered in the British Virgin Islands) whose registered office is situate at the Tropic Isle Building PO Box 438 Road Town Tortola British Virgin Islands ("the Purchaser")

NOW THIS AGREEMENT WITNESSES as follows:

1       DEFINITIONS AND INTERPRETATION

1.1 In this agreement the following words and expressions have the following meanings:


"Coda" Coda Corporate Services Limited of PO Box 204 4th Floor Celtic House Victoria Street Douglas Isle of Man IM99 1Q2

"Company"                             Toucan Mining Plc more particularly
                                      detailed in Schedule 1

"Mr. Jeffcock"                        Robert Parkyn Jeffcock of Apartment B42
                                      Roc Fleurl 1 Rue to Tenao MC98000 Monaco

"the Liabilities"                     the material unsecured trading liabilities
                                      of the Company as at the date of this
                                      Agreement more particularly detailed in
                                      Schedule 2

"Minmet" Minmet Plc a company incorporated in the Republic of Ireland Limited

"Minmet Shares"                       13,030,000 Ordinary Shares of IR 1p each
                                      in the capital of Minmet the legal and
                                      beneficial ownership of which is as set
                                      out in Part 1 of Schedule 3

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"the Restriction"                     the contractual covenant given by the
                                      Vendor to Minmet restricting the transfer or disposal of 13,000,000 of the Minmet Shares more particularly detailed in Part 2 of Schedule 3

"Shares" the 647,857 issued Ordinary Shares of 10 pence each of the Company which represents the whole of the issued share capital of the Company

"Warranties"                          the warranties by the Vendors in Clause 5

"the ZuZu Agreement"                  the Agreement of June 1999 made between
                                      ZuZu (as therein defined)(1) the Vendor
                                      (2) and the Company (3) a copy of which
                                      agreement is attached hereto by way of
                                      disclosure

1.2 Clause headings in this Agreement are for ease of reference only and do not affect the construction of any provision

2        AGREEMENT FOR SALE

         Subject to the terms and conditions of this Agreement the Vendor shall sell with full title guarantee and the Purchaser shall purchase the Shares, with all rights attaching to them and with effect from the date of this Agreement;

3        PURCHASE CONSIDERATION

         The purchase consideration for the Shares shall be the sum of (pound)500,000

4        COMPLETION

4.1 Completion of the sale and purchase of the Shares shall take place at the offices of the Vendor's solicitors immediately after the signing of this Agreement

4.2      The Vendor shall deliver to the Purchaser:

         4.2.1 duly completed and signed transfer in favour of the Purchaser or as it may direct of the Shares together with relative share certificates;

         4.2.2 the resignation of Mr. Jeffcock as a director from his respective office as director of the Company;

4.3      There shall be delivered or made available to the Purchaser:

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         4.3.1    the seal and certificate of incorporation of the Company;

         4.3.2    the statutory books of the Company;

         4.3.3    the share certificates in respect of the Minmet Shares

4.4      A Board Meeting of the Company shall be held at which:

         4.4.1 such persons as the Purchaser may nominate shall be appointed additional directors;

         4.4.2 the transfer referred to in Clause 4.2.1 shall be approved (subject to stamping); and

         4.4.3 the resignation referred to in Clause 4.2.2 shall be submitted and accepted

4.5 Upon completion of the matters referred to in Clause 4.2 to 4.4 the Purchaser shall pay to the Vendor's solicitors by telegraphic transfer the purchase consideration for the Shares

5        WARRANTIES BY THE VENDOR

5.1      The Vendor warrants and represents to the Purchaser that:

         5.1.1 the Vendor is the absolute and beneficial owner of the Shares which are free of any encumbrance lien or charge;

         5.1.2 save for the Liabilities the Company has no material liabilities as at the date of this Agreement;

         5.1.3 the Company is not subject of, engaged in, or party to any litigation or court proceedings;

         5.1.4 save for the holding of the Minmet Shares and the carrying on of its gold exploration operations pursuant to its rights and obligations under the ZuZu Agreement the Company is not engaged in any other business;

         5.1.5 the legal and beneficial interests of the Vendor and the Company in the Minmet Shares is as stated in Schedule 3

6        THE RESTRICTION

6.1      The Purchaser agrees and undertakes to the Vendor:

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         6.1.1    to abide by and honour both the terms and spirit of the
                  Restriction;

         6.1.2 to indemnify and keep indemnified the Vendor against all and any liability the Vendor may incur or suffer by reason of a breach of the Restriction occasioned by the Purchaser after the date of this Agreement

7        COMMUNICATIONS

7.1 All communications between the parties with respect to this Agreement shall be delivered by hand or sent by post to the address of the addressee as set out in this Agreement or to such other address as the addressee may from time to time have notified for the purpose of this clause

7.2 In proving service by post is shall only be necessary to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause

8        GOVERNING LAW

         The parties agree that this Agreement shall be governed by English Law and that any dispute arising in relation to the subject matter or its terms shall be subject to the non-exclusive jurisdiction of the English Courts

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                             SCHEDULE 1

                       Details of the Company

Place of incorporation:             Isle of Man

Share capital:

         Authorised                 10,000,000 ordinary shares of 10 pence each

         Issued                     647,857 ordinary shares of 10 pence each

Directors:                          Francis C. Howard
                                    Robert P. Jeffcock
                                    Adrian E. D. Lerenthorpe

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                            SCHEDULE 2

                         The Liabilities

1. Obligation under the ZuZu Agreement in certain circumstances to acquire six mining claims at an aggregate cost of up to US$120,000

2. The cost of establishing a Brazilian mining company to acquire the claims referred to in paragraph 1 above

3.       Fees for professional services of Coda

4.       Fees for provision of administrative, legal and accountancy advice

5.       Professional fees of US attorneys at law up to US$10,000

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                           SCHEDULE 3

                             Part 1

           Minmet Shares - legal and beneficial ownership

Name                         Legal Title                    Beneficial Ownership
----                         -----------                    --------------------
the Vendor                   --                             5,000,000
the Company                  13,030,000                     8,030,000
                             13,030,000                     13,030,000


                             Part 2

                        The Restriction

The Vendor has undertaken to Minmet not to transfer or otherwise dispose of up to 13,000,000 of the Minmet Shares prior to 6th January 2001 save with the prior agreement of Minmet by way of placement by the brokers for the time being of Minmet. Minmet has undertaken to the Vendor to act reasonably in respect of any request by the Vendor made prior to 6th January 2001 to act reasonably.

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SIGNED by                                   )
Duly authorised for and on behalf of        )
AUTHORISZOR INC                             )




SIGNED by Mark Payne                        )
Duly authorised for and on behalf of        )        /s/ Mark Payne
GOLDEN RIDGE GROUP LIMITED                  )